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                                                                       EXHIBIT 5

                              WOLFF & SAMSON, P.A.
                              280 CORPORATE CENTER
                               5 BECKER FARM ROAD
                         ROSELAND, NEW JERSEY 07068-1776


                                                               December 18, 2001


PFSweb, Inc.
500 North Central Expressway
Plano, Texas 75074

Gentlemen:

                  We have acted as counsel to PFSweb, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of up to 722,349 shares of Common Stock, par value $.001 per share, of the Company (the "Shares") pursuant to the terms of the Replacement Stock Option Agreements referenced in the Registration Statement (the "Replacement Stock Option Agreements").

                  We have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended, the Registration Statement, the Replacement Stock Option Agreements and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

                  Based upon the foregoing, we are of the opinion that all of the Shares have been duly authorized and, when issued and sold in accordance with the terms described in the Replacement Stock Option Agreements, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/ WOLFF & SAMSON, P.A.